Form C

Cover Page

Name of issuer:

Voyage Media, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CA
Date of organization: 1/5/2004

Physical address of issuer:

11601 Wilshire Blvd.
5th Floor
Los Angeles CA 90025

Website of issuer:

https://voyagemedia.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

12,500

Price:

$8.00000

Method for determining price:

$8.00 with a discounted price of $7.25 for investors contributing the first $100,000.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$140,398.00	$234,784.00
Cash & Cash Equivalents:	$76,884.00	$178,310.00
Accounts Receivable:	$60,726.00	$53,320.00
Short-term Debt:	$154,712.00	$221,590.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$942,430.00	$924,989.00
Cost of Goods Sold:	$432,178.00	$374,815.00
Taxes Paid:	$0.00	$0.00
Net Income:	($100,008.00)	($229,304.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Voyage Media, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Nat Mundel	CEO	voyage media	2004
Nat Mundel	CEO	Voyage Media	2004
Nat Mundel	CEO	Voyage Media	2004

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Nat Mundel	CFO	2004
Nat Mundel	Secretary	2004
Nat Mundel	President	2004
Nat Mundel	CEO	2004

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Nat Mundel	2000000.0 Class A Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

We have a small management team. While our business plan was intentionally designed to leverage the knowledge and power of our large number of contract producers, we also depend on the skills and experience of a small management team, and notably Nat Mundel. Our ability to raise sufficient capital may have an impact on our ability to attract and hire the right talent.

We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we fulfill our 5-year plan. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

Does anyone want our services or our film/TV projects and will they pay enough for it? We will only succeed (and you will only make money) if there is sufficient demand for our offerings and projects. Consumers must think we are a better option than competitor products and priced at a level that allows the company to make a profit and still attract business.

We have a number of competitors. There are already companies actively providing services to consumers in our target markets (e.g., Legion M, The Black List, Slated, Stage 32, etc.). While these companies may not provide the same or even similar services, they may be able to provide services that achieve similar benefits to consumers at a lower price.

The company may need more money. We might not sell enough securities in this Offering to meet our operating needs and fulfill our plans, in which case we might cease operating and you will get nothing. Even if we raise everything we are looking for, we might need to raise more funds in the future, and if we can't get them, we might fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worthless, because later investors might get better terms.

Entertainment projects can be risky, often budgets run over and there are no guarantees the content will be successful in the market. The entertainment industry is generally affected by the same risk factors of other industries, but due to its nature, the production, distribution, and marketing of content can require large capital investments. Even with adequate funding, the product may fail to gain any traction with viewers.

We rely on third parties for production and monetization of our products. We rely on third parties such as development studios, distribution companies, TV networks, producers, storytellers, etc. for production and monetization of our products. Although we have exclusive rights with some of these partners, others may give more time and attention to other partners who are better funded or better known.

The potential markets for our products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing treatments and products, the introduction of new services and products, and changing customer demands. The company's success could depend on our ability to respond to changing product standards and technologies on a timely and cost-effective basis. In addition, any failure by the company to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on its financial condition, operating results and cash flow.

You can't easily resell the securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Marketing and PR 30%

$30,000

Technology

20%

$20,000

Pay Off Debt

26%

$26,000

Offering Expenses and Fees (including 7% Wefunder fee)

24%

$24,000

Total Raise:

100%

$100,000

If we raise: **$1,000,000**

Use of Proceeds: Film and TV Production Investments

40%

$400,000

Marketing and PR

10%

$100,000

Technology

10%

$100,000

Staffing Additions

30%

$300,000

Pay Off Debt
2.97%

$29,665

Working Capital

4.63%

$46,335

Offering Expenses and Fees (including 7% Wefunder fee)

2.4%

$24,000

Total Raise:

100%

$1,000,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

$16,069,696 pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Voyage Media, Inc. is offering up to 126,593 shares of Class B Non-Voting Common Stock at a price of $8. Investors in the first $123,250 will receive Class B Non-Voting Common Stock at a price of $7.25.

Liquidation preferences and voting rights: The rights, preferences, powers, privileges, and the restrictions, qualifications, and limitations of the Class A Common Stock are identical to those of the Class B Common Stock other than in respect to voting rights, where Class A Common Stockholders have exclusive voting rights.

Drag-along.
(a) A "Sale of the Company" shall mean either: (a) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than 50% of the outstanding voting power of the Company (a "Stock Sale") or (b) a transaction that qualifies as a Deemed Liquidation Event, as determined by the Company's board of directors. A "Deemed Liquidation Event" shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, exclusive license, transfer, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, exclusive license, transfer, lease other disposition is to a wholly-owned subsidiary of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

(b) In the event that the Company's board of directors and the holders of a majority of the outstanding shares of the Company's Class A Common Stock (as defined in the Company's Certificate of Incorporation), voting as a single class and on an as-converted basis (the "Requisite Parties") approve a Sale of the Company, the Investor hereby agrees with respect to the Securities and the voting rights of the Investor, if any:

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	204,082	69,696	No
Class A Common Stock	2,000,000	2,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

There are by default 3 classes - (1) Class A, (2)Class A/no voting rights, and Class B. 2 and 3 are identical by nature.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

unrelated third party valuations of our common stock;
the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
our results of operations, financial position and capital resources;
current business conditions and projections;
the lack of marketability of our common stock;
the hiring of key personnel and the experience of our management;
the introduction of new products;
the risk inherent in the development and expansion of our products;
our stage of development and material risks related to our business;
the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
industry trends and competitive environment;
trends in consumer spending, including consumer confidence;
overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Nathaniel Mundel
Issue date	12/30/18
Amount	$61,830.00
Outstanding principal plus interest	$61,830.00 as of 06/21/19
Interest rate	0.0% per annum
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Regulation Crowdfunding	Priced Round	$374,533	General operations
12/2018	Section 4(a)(2)	Common stock	$72,500	General operations
6/2019	Section 4(a)(2)	Common stock	$40,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Nathaniel Mundel
Amount Invested	$61,830.00
Transaction type	Loan
Issue date	12/31/18
Outstanding principal plus interest	$61,830.00 as of 06/08/19
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	CEO/President

Payable on demand

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We democratize access to Hollywood! Our platform connects storytellers outside of the "Hollywood System" with A-list producers to craft market-ready projects worthy of industry investment. We've so far produced 7 films and TV shows (including an Emmy-winner!), executed over 200 deals, and have a thriving pipeline of projects that are partially financed and ready to go.

The Filmed Entertainment Sector is expected to hit $118 billion in 2023, and demand for original programming is up 500% since 2014. Voyage can capture a proportionately larger share of that market and meet that growing demand with our scalable and proven approach. We believe that by disrupting the front end of the content the supply chain we are a likely strategic partner/acquisition target for a streaming platform like Amazon or Netflix.

Milestones

Voyage Media, Inc. was incorporated in the State of California in January 2004.

Since then, we have:

- 7 film and TV projects produced (one won an Emmy)!
- Recently backed by a film and TV production fund
- Robust producing team with decades of experience
- Upcoming & larger productions with Oscar nominated partners

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2018, the Company had revenues of $942,430 compared to the year ended December 31, 2017, when the Company had revenues of $924,989. Our gross margin was 54.14% in fiscal year 2018, compared to 59.48% in 2017.
- *Assets*. As of December 31, 2018, the Company had total assets of $140,398, including $76,884 in cash. As of December 31, 2017, the Company had $234,784 in total assets, including $178,310 in cash.
- *Net Loss*. The Company has had net losses of $100,008 and net losses of $229,304 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities*. The Company's liabilities totaled $154,712 for the fiscal year ended December 31, 2018 and $221,590 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $61,830 in debt and $487,033 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any plans for sourcing additional capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Voyage Media, Inc. cash in hand is $101,892, as of June 2019. Over the last three months, revenues have averaged $102,539/month, cost of goods sold has averaged $26,654/month, and operational expenses have averaged $59,774/month, for an average net margin of $16,111 per month. We are currently profitable.

Since the date our financials cover, we've added a strategic partnership with a film and television production fund. We've increased Gross Sales, decreased operational expenses., and increased the speed with which we earn ROI on marketing spend. We've increased our conversion rate of prospects to customers. We increased successful outcomes on our platform. We increased producer fee revenue (gravy) from these successful outcomes. These are the fundamental reasons for the improved sales and profitability.

We expect to increase top line revenue by steadily increasing our data-proven marketing spend (and we do not expect to have to proportionately increase staff to handle the increased volume). We could potentially expect our producer fee revenue to increase with a reasonable likelihood for one-time fees in the hundreds of thousands of dollars.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://voyagemedia.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Voyage Media Subscription Agreement ($8.00)
- Early Bird Voyage Media Subscription Agreement ($7.25)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Nat Mundel
- Nat Mundel
- Nat Mundel
- Nat Mundel

Appendix E: Supporting Documents


INVEST IN
VOYAGE MEDIA
maximum target met
$0
raised of $0 maximum target from 0 investors

1st Film/TV Incubator: Original Content For Hollywood & Sourced From The Crowd

We democratize access to Hollywood! Our platform connects storytellers outside of the "Hollywood System" with A-list producers to craft market-ready projects worthy of industry investment. We've so far produced 7 films and TV shows (including an Emmy-winner!), executed over 200 deals, and have a thriving pipeline of projects that are partially financed and ready to go.



Nat Mundel
CEO
Nat is an entrepreneur, bestselling author, public speaker and producer of film, television and reality programming.


CF WeFunder 1080p
Voyage Media Founder's Update!
NAT MUNDEL
FOUNDER & CEO OF VOYAGE
0:01 / 3:31
Scroll for details

Why you may want to invest

1. 7 film and TV projects produced (one won an Emmy)!
2. Recently backed by a film and TV production fund
3. Robust producing team with decades of experience
4. Upcoming & larger productions with Oscar nominated partners

$ 250 min

Invest

REMIND ME

What you are investing in

Buy Stock

~~$16.1M~~ **$15M** pre-money valuation

EARLY BIRD BONUS: $15M pre-money valuation | $7.25/share
Investors who fund up to the first $123,250 of this fundraise will buy shares at $7.25/share.

$7.25 per share
Common Stock
$25K+ pro rata right threshold

If you invest, you're betting Voyage Media will be worth more than $16.1M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$250+
*Invitation to our Investor Gala. October 5th, Hollywood, CA! *1% of all investment will go to our charity partner Young Storytellers and Voyage Scholarships

$1,000+
Pitch your Movie/TV idea to one of our producers from the comfort of your own home (or give to a friend)

$2,000+
2 Tickets to our investor Gala, and pitch 2 movie/TV show ideas to our

Our Ambition

The Filmed Entertainment Sector is expected to hit $118 billion in 2023, and demand for original programming is up 500% since 2014. Voyage can capture a proportionately larger share of that market and meet that growing demand with our scalable and proven approach. We believe that by disrupting the front end of the content the supply chain we are a likely strategic partner/acquisition target for a streaming platform like Amazon or Netflix.

- 2017_Live_Q_A_With_Nat_Mundel_March.mp4
- 2017_Live_Q_A_with_Nat_Mundel_04-12-17_converted.mp4
- 2017_Voyage_Webinar_-_May_25.mp4

https://voyagemedia.com

Los Angeles, CA

producers (transferable to a friend).

$5,000+
*A complimentary pass to our exclusive Ignite Workshop, October 5th/6th, Hollywood, CA! Limit: 12 (Click Here) or *Original movie poster/book cover artwork for your project

$10,000+
*Associate Producer credit on one of our upcoming productions or *Work one on one with a producer to develop a film/TV project

$25,000+
Work with a producer & screenwriter to turn your story into a marketable screenplay

$100,000+
*Join our exclusive Production Incubator and work with our team to develop a marketable screenplay, budget and financing plan, and with Voyage seeking financing and distribution for the project in the market or *Executive Producer credit on one of our upcoming productions

see less

entertainment media film theater

Why I Like Voyage Media

> *Voyage is a cool company with some great projects they're bringing us, one of which we're now financing. I came to Hollywood as an outsider and I love that we don't have to use the traditional (and expensive) agent route to find great stuff, which is why we're doubling down on our existing partnership with an investment.*



Joe Newcomb
TRUTH ENTERTAINMENT - PRODUCERS OF OSCAR-WINNING DALLAS BUYERS CLUB

THE BUZZ ABOUT VOYAGE MEDIA

Voyage's services are valuable, especially for people who are working outside of the Hollywood system who have something that has the potential to go big but can't quite break in.

Nick Rosen

Producer & Director, VALLEY UPRISING

I have a top Literary Agent and an A-List Sub-Agent from UTA. In the past month, Voyage has been far more helpful, and has done more to adapt my novels to film than my publisher and agents combined. Voyage bridges the mystical river of the movie deal, and walks across it with you.

Gary Gabelhouse

Writer

Voyage has been around the pond, they know people, and they have networks and connections. If you want to make it as a professional in this business, then these are the guys who can help you get there.

Susannah Farrow

Writer and Producer

I would like to send my deepest gratitude to Voyage Media for believing in my book and supporting my project financially. It was an absolute pleasure working with CEO Nat Mundel and his team. Due to my satisfaction and that my book is now being produced as a movie, I am very excited to be investing in Voyage Media, becoming part of their family, along with the rewards of financial prosperity and accomplishment.

Rico Austin

Author: "My Bad Tequila"


SIX DAYS
TO ZEUS
ALIVE DAY

It's Good to Be Alive

For almost three decades, Samuel Hill served in US military intelligence as a Chief Warrant Officer, going on missions worldwide and becoming a key player in some of the events shaping modern history. From Baghdad to Chernobyl, Hill's job was to get

June 27, 2019 @ clydefitchreport.com



With New Production Model, Voyage Media Helps Emerging Creators from Funding To Global Digital Distribution

Voyage Media has announced a new TV and film production model that allows for one stop filmmaking and has already engaged film studio and Oscar-nominated producer Mike Medavoy. The first-of-its-kind content development platform acts as an

December 5, 2018 @ broadcastingcable.com

VARIETY

Film News Roundup: Robert Richardson, Jeff Jur Selected for Cinematography Honors

In today's film news roundup, three-time Oscar winner Robert Richardson is honored, Well Go buys a Korean dance drama, USC dominates the DGA student awards, and Phillip Noyce will direct thriller "Alive Day." AWARDS The American Society of

December 4, 2018 @ variety.com

SAY HELLO TO THE NEW HOLLYWOOD

Voyage Media is democratizing entertainment by connecting talented storytellers with top producers.

We've created an all-in-one platform for emerging talent to connect, learn, and create. Storytellers (from novelists to screenwriters) can browse through our roster of 45 A+ producers or take one—or all—of our 450+ lessons available to hone their skills. But Voyage Media's winning feature is our ability to help clients take a project all the way from concept to screen.


Become an Original.
Get Connected.
Get Educated.


GET CONNECTED

Storytellers search and connect immediately with 45 partner producers in various markets who provide strategic roadmaps and mentorship for their projects...


GET EDUCATED

Storytellers can select from a variety of career-building courses taught by entertainment pros.


BECOME AN ORIGINAL

Numerous storytellers on our platform go on on to partner with us and other producers and are at various stages of development, production or distribution.

"Every once in a while, a company comes along that changes the face of the game. Not only am I a customer of Voyage Media but I'm also investing in this impressive enterprise. I've found Nat and his team to be of the highest integrity coupled with a clear vision of how to reshape the future of entertainment and provide writers like me with a real path in. The thought of getting my novel adapted for the silver screen and then marketing it to the entertainment industry was a daunting challenge. I recognized I needed a partner and was fortunate to discover Voyage. It has been an exciting and great learning experience. I'm not just a satisfied customer; I'm a delighted customer!"



J Thomas Rompel

AUTHOR, CITIZEN WARRIOR THE 4TH BRANCH & VOYAGE MEDIA INVESTOR

WE HAVE 40 TOP PRODUCERS ON THE PLATFORM

Who are eager to get access to new, raw talent and give back to the community.

We have an all-star producer team we're proud of! Our roster includes alumni from cult hits like *Donnie Darko* to box office phenomenons like *The Avengers*. From edge-of-your-seat thrillers to swooning romances, our producers have the experience to help guide and champion any project.



BASED ON A TRUE STORY
SIX DAYS TO ZEUS
ALIVE DAY
SAMUEL HILL
PET SEMATARY
SOMETIMES DEAD IS BETTER
VALLEY UPRISING
COMING FALL 2014
REEL ROCK 9
MY DADDY'S IN HEAVEN
Flipping MIAMI
500 MILES TO NOWHERE
THE LEGEND of BASS REEVES
FRED G. EASON
DEIRDRE OF THE SORROWS
Long Shot
MY BIPOLAR LIFE
and the Horses Who Saved Me
SYLVIA HARRIS
SUNRISE IN HEAVEN
The BONE LADY
DEBRA DARNALL
SCOTT TERRY
COWBOYS, ARMAGEDDON, AND THE TRUTH

WHY PRODUCERS LOVE VOYAGE MEDIA

"As a writer/producer who struggled for years before his first produced work, I know how hard it is to break in to Hollywood without the right connections. If only Voyage Media had existed when I first entered the business, it would have saved me years of hassle and heartbreak."



Michael Chamoy

ALPHAS, X-MEN 3

"Voyage has provided me with a steady revenue stream, given me the opportunity to work with new talent and to become involved with many outstanding projects. There are currently two projects I've identified from creators on the Voyage platform that I am excited to be taking to market."



Kathleen McLaughlin

REVENGE, SALT, THE SUM OF ALL FEARS

WE'VE PRODUCED 7 MOVIES AND TV SHOWS, ONE OF WHICH WON AN EMMY!

Voyage helps storytellers outside the Hollywood system get their projects financed and made.

Released in Fall 2014, *Valley Uprising* won an Emmy against competitors from HBO and Nova/PBS. The film, along with reality show *Flipping Miami* which aired on A&E, was one of the first projects released by Voyage. Since the company's first financing, they've gone on to produce faith-based indies, Sunrise In Heaven and My Daddy's In Heaven, which hit #1 on Amazon; the family sports drama, Chance, starring Matthew Modine of Stranger Things and Full Metal Jacket; helped develop the remake of Stephen King's Pet Sematary, which has so far grossed over $112,399,944 worldwide; and others.

7

Projects Completed

24

Projects in Development

Over 200

Deals Completed


VALLEY UPRISING
COMING FALL 2014
REEL ROCK 9
Complete | Documentary


Flipping
MIAMI
Complete | Reality TV


Unbridled
In Development | Drama


STRANGER
In Development | Thriller


THE FALL OF A
SPARROW
In Development | Drama


PIGEON-
BLOOD
RED
In Development | Action


HEAVEN'S OWN
In Development | Thriller


UNION
In Development | Documentary


BLIND SPOT
In Development | Documentary


GHOST HOPPING
RedDrum
In Development | Reality TV


Koen Stuyck
GOLEM
In Development | Thriller


CODE ZERO
GARY EPLER FILM
In Development | Thriller


CROSS BAT
In Development | Drama


CONTINENTAL
DIVIDE
Complete | Thriller

WHY WRITERS LOVE VOYAGE MEDIA

(AND WHY THEY'RE INVESTING)

"*As a neophyte in entertainment, I was concerned whether a film based on my book had potential. I couldn't have been better taken care of by Nat and his team. Not only did they get a script written, they got my movie cast, financed and now in production.*

I'm eager to deepen my relationship with Voyage Media as an investor who believes in their mission and who knows they get results."



Rebecca Crownover

ENTREPRENEUR & BEST SELLING AUTHOR

"*I would like to send my deepest gratitude to Voyage Media for believing in my book and supporting my project financially. It was an absolute pleasure working with CEO Nat Mundel and his team.*

Due to my satisfaction and that my book is now being produced as a movie, I am very excited to be investing in Voyage Media, becoming part of their family, along with the rewards of financial prosperity and accomplishment."



Rico Austin

AUTHOR, *MY BAD TEQUILA*

We've Grown Our 3 Key Metrics

Voyage Media is becoming *the* place for emerging writers to learn, connect, and grow.


Successful Deals
60
45
30
15
0
2016 - '17
2018


Community Growth
100K
75K
50K
25K
0
2016 - '17
2018 - '19


Producer & Profit Sharing Fees
$150K
$112.5K
$75K
$37.5K
0
2016 - '17
2018 - '19

OUR JOURNEY SO FAR

We've built a thriving community and track record of success in a very short time.

October 2012

The Voyage Community is Born

First connections between emerging screenwriters and Hollywood producers.

March 2013

Authors Join Us

We add authors to the mix and begin setting up over 9 exclusive partnerships with publishing companies.

June 2013

Flipping Miami Airs on A&E

First TV project airs after only a few months in development and production.

June 2014

Community Hits 10,000

September 2014



Valley Uprising!

First feature film released in theaters.

February 2015



"Get Educated" Launches

Voyage introduces over 450 online lessons for creators .

April 2016



First Ignite! Workshop

Producers and writers collaborate in Hollywood and relationships were made that will last a lifetime.

September 2016



Valley Uprising Wins Emmy!

After airing on primetime on Discovery Channel our first film wins big!

December 2016

Community Hits 50,000+

January 2017

2nd Feature Starts Production

The second feature film to come out of our community of creators starts production. We can wait to see it on the big screen at the premier!

Help Us Take Over Hollywood

"In a town filled with opportunists who prey upon the hopes and dollars of aspiring writers, Voyage is one of those rare companies whose heart is in the right place and whose services truly empower storytellers. As a consultant for Voyage, I've had the pleasure to work with writers ranging from the first-timer to the seasoned professional and seen how Voyage's services take their projects and careers to the next level. And now Voyage itself is taking things to the next level with their new crowd-funding program, which gives clients a piece of the collective action."



Aaaron Mendelsohn

PRODUCER/WRITER, WRITERS GUILD OF AMERICA BOARD MEMBER

Hollywood has traditionally been a club for the elite and well-connected—it's all about who you know, not necessarily what you can achieve.

Voyage is changing that. We're democratizing access to Hollywood by connecting ambitious, talented writers with real producers who've worked on blockbuster hits, major TV shows, and award-winning indies. And we've proven that the model works. By inviting both investors and creators to join us in ownership, our success becomes your success. We're all in this together!

Let's do great things,

Nat Mundel

Founder & CEO

Meet the Founders



Nat Mundel

CEO

Nat is an entrepreneur, bestselling author, public speaker and producer of film, television and reality programming.



Brad Luff

Head of Originals

20+ years of experience as Senior VP at Sony Pictures and Warner Bros. Produced 25+ movies & shows.

AND THE REST OF THE TEAM



John Crye

Drama & Faith Producer

Former Head of New Market Films: Whale Rider, Memento, Donnie Darko, Passion of the Christ.



Travis Fickett

TV & Film Producer

Producer, Screenwriter, Showrunner - 12 Monkeys, Terra Nova, Nikita.



Kathleen McLaughlin

Thriller Producer

Ran Rumbalara Films - Salt, The Sum of All Fears, The Quiet American, & TV Revenge & The Resident



Natasha Stephan

Kids Producer

Recently with Sony Pictures - Cloudy With A Chance Of Meatballs, Smurfs, Hotel Transylvania



Elizabeth Kushman

Horror Producer

VP at Dimension Films - Scream, One Missed Call, The Road.



Elisa Oliveras

TV Producer

Ran HBO first look for Michael Douglas & a Universal division. Recently developed Fox TV's "Ratched"



Michael Chamoy

Sci-Fi Producer

15 years as producer and screenwriter - Alphas (TV), Xmen 3, Avengers.



Elizabeth Upton

Director Of Operations

With Voyage from the start! Handling everything with her 10+ years managing complex productions.



Erik Beltz

Marketing Director

USC Film School Grad - manages all marketing and tech projects for Voyage.



Caitlyn Engler

Sales & Marketing

Caitlyn has served in customer service and sales for several years and has a degree in Theater.



Sabrina Santiago

Client Support

7 years of marketing and client support experience in the music industry.



Whitney Beatty

Reality TV Producer

Worked at Base Camp & GRB Ent - Extreme Makeover: Home Edition, The Mathis Project, and Dozens more.

Raised $550,313 From 319+ Investors

$375,983	$72,500	$61,830	$40,000
June 2017	December 2018	December 2018	June 2019
	PRICED ROUND	LOAN	PRICED ROUND



Rem Darbinyan

Founder of Smartclick AI, first of its kind Prediction as a Service AI Marketing Platform



Joel Burke

Serial entrepreneur, focus on IoT, robotics, AI, future workforces



Srinivasan Venkatarajan

Client/Engagement Partner and Portfolio Leader managing a $40M portfolio at Cognizant



John William Copeland

Software Engineer, denizen of Silicon Valley.



Patrick Sims

#1 Best selling author, co-founder of Manna Ministries and the KaShanta Sims Foundation, President of Kingdom Designs and Services LLC, designer for Vida Signature Collections as seen on HSN.



Ondi Shepperson

Storyteller

MORE INVESTORS

Interview

WF: What is Voyage Media?

VM: Voyage is the first-ever incubator for film and television. Much like United Artists did back in 1919, our studio honors the original spark of inspiration, and puts storytellers in control of their own destinies. The platform enables storytellers from all over the world to connect with A-list producers, and together create market-ready projects. Our mission is "Creating Magnificence Together".

We saw a problem where storytellers outside of the 'Hollywood system' are like the 99% of the world, and the 1% of working writers get all the access and market information. We decided to breaks those barriers down, and provides emerging screenwriters, authors, reality-show creators, or even people with a movie or television idea and that don't have an agent, or a manager, or an uncle in the business, with a credible way to access producers. To learn from them, get mentored by them, and develop market-worthy projects together. Then when a project is market ready, we help get it financed and made with our partners - and our crowd-funding effort enables us to double down on what's already working and also invest in the quality films/TV shows that emerge on the platform.

WF: What are some success stories of people using your platform?

VM: Since our first crowdfunding in 2017, we've been busy! So far, we've produced 7 films and television shows from storyteller projects on our platform, including an Emmy win for *VALLEY UPRISING*, the faith-based indie *MY DADDY'S IN HEAVEN* that hit #1 on Amazon, the reality show *FLIPPING MIAMI* that aired on A&E, and the sports drama *CHANCE*, starring Matthew Modine (*STRANGER THINGS, FULL METAL JACKET*).

We also helped develop the remake of Stephen King's *PET SEMATARY* that hit #2 in worldwide box office!

We also have executed about 40 deals in recent months, including for *ALIVE DAY*, which we're producing alongside Oscar nominated Mike Medavoy (*BLACK SWAN, ALTERED CARBON*) and directed by Phillip Noyce (*SALT, THE GIVER*); and also *500 MILES TO NOWHERE*, produced alongside Oscar nominated Shaun Redick (*GET OUT, BLACKKKLANSMAN*).

WF: What technology is involved in running the platform.

VM: Our technology enables storytellers to sort through, select, and schedule sessions with producers in their market. It's a matchmaking marketplace supported by technology. The backend of the technology facilitates the producer sharing information about the project/storyteller with the company, enabling the “cream to rise to the top”. Producers are effectively our curation/filtration system, which I think sets us apart from the other more 100%-tech-focused startups in the entertainment industry - ours has a very real beating heart at the center of each interaction.

Ultimately, we believe that in entertainment there needs to be humans involved in collaborating and talking to one another, which is why we set up the company like we did. The technology serves those communications, both producer to creator, as well as producer to company.

Producers that have been working for dozens of years in the traditional production companies have said to us, "We've never been a part a company that gets as much stuff done as quickly as you guys get it done through this new medium." Our ability as a company, because we're decentralized as a marketplace, puts us in a position where we can develop as much content as a major, multinational studio and across all the markets/genres, i.e. television, studio-sized features, indie-sized features, reality, documentary. We're capable of doing the same level of development and much more efficiently in terms of time and resources - our decentralized method of development is profitable, versus every other studio in the world has development as an expense or liability.

Our vision for this next phase of Voyage is to begin aggregating data from all the interactions on our platform, enable the crowd to participate in those interactions, and therefore be able to add a quantitative tool for assessing project potential as well as provide audience insights to distribution partners.

WF: Who benefits from Voyage Media?

VM: It's a cool ecosystem:

*Storytellers benefit from having a credible path for their projects.

*Producers benefit by finding quality projects from unknowns, and also earning money by participating in the sharing economy and leveraging their knowledge and skill.

*Financiers, networks and distributors benefit from the increased flow of quality projects, and with lower acquisition cost due to our more efficient, less cost intensive process.

*The industry benefits from discovering fresh, original voices, and also opening its doors with a more open and friendlier way of doing business.

*The world benefits from the 1000s of jobs that our marketplace platform, and each successful film and TV show creates.

WF: What benefits do storytellers receive from Voyage Media?

VM: We've proven that storytellers who use our platform, and who previously had no way in to the industry, are getting their projects developed, financed and produced quickly by working with our producers and in our system.

With this crowdfunding effort, in addition to taking on new investors outside of the company, we enable our own clients to invest and own a piece of what we're up to and, in effect, a piece of a lot of projects. This creates massive loyalty by aligning our clients' futures with ours.

But it also solves an inherent 'diversification' problem that both storytellers and 'single-film' investors face: they can invest great work, expertise, and capital into a single project and it still might not sell or make money. By investing in Voyage, it enables them to, in effect, hedge their risk across multiple projects, and with the real significant potential upside of when the projects do well, the company does well, they do well, and then everybody does well.

WF: How is Voyage Media beneficial for producers?

VM: They're interested in finding the diamond in the rough, and getting the first shot at something that hasn't already been around town yet. They are also interested in giving back - these are producers that have been in the industry for a long time. They've had to suffer through their own learning process, and have reached a point in their careers where they get a lot of personal and emotional value to be able to start giving back to people who are just coming up. And they're all really excited about how Voyage is disrupting the old model. Finally, they get to even out their cash flows. The independent producer in the world suffers from a feast and famine cash-flow cycle, where they work on a project for a number of years, they make some money on it, and then have to work on another project for a number of years, in order to eventually get paid. So, we even out that cash-flow by bringing them reliable and ongoing mentees and paid assignments.

I think that the real value in the equation is what Voyage is bringing to the table. In addition to finding great producers and finding great creators, Voyage sets up strategic financing and distribution partnerships. So, we've become a place where they can both work on our family of creators' projects, and also bring their projects to us, in an effort to see if our partnerships can offer value.

WF: How are you tackling growth?

VM: We've been very busy in 3 distinct areas:

1. Successful Outcomes For Projects:

In addition to now producing 7 films and TV shows and proving that the model works, the scale and quality of our upcoming productions are increasing significantly. This should yield big 'producer fee' payouts for the company and against which we have little to no expense (some call that 'gravy'). Successful outcomes and deal flow on the platform grew by 200% year over year. By recently partnering with a film and tv production fund, we are now in a stronger position than ever to ramp up successful outcomes. All of this should prove extremely valuable to shareholders.

2. Community Growth & Marketing:

Since our crowdfunding, we've doubled our community size from ~50,000 to ~100,000. This creates more stories moving through the platform, more opportunities, and higher probability outcomes. Even though we've doubled in community size, we have decreased our staffing and administration expenses, which is exciting since it points to the scalability of the model.

A couple recent marketing metrics we're very excited about indicate that (1) our cost per lead is dropping and (2) the time it takes to reach positive ROI on our marketing spend is also shortening. Both of these are early stage indicators of potentially inflected growth to come.

3. Producer Fee Revenue:

Producer Fee revenue for the company grew by 225% year over year. As mentioned above, Producer Fees at Voyage come with little to no expense and act to increase profit margin significantly. As we've been heads down and investing in projects and quality outcomes, we intentionally cut services that didn't lead to real results for clients (and lost some short term revenue as a result). This was an important step for us to demonstrate our commitment to successful outcomes, increase our credibility, and set a course for a viable, thriving, and sustainable enterprise.

Overall we are growing and profitable because we (1) increased quality outcomes and high-margin producer fees, (2) reduced marketing cost and ROI timetables, and (3) decreased staffing and admin expense.

WF: What is your five year plan?

VM: We have a five year vision to produce 34 movies, and 12 TV shows, to have a family of creators a million strong, and to create 123,000 direct and indirect jobs, and $2.3 billion in wages paid.

Our business vision is to continue to disrupt the front end of the content supply chain, knowing that there is a future where we meet in the middle with the streaming platforms who disrupt the back end of that same supply chain (Amazon, Netflix, Google, Facebook, etc), and become an interesting strategic partnership/acquisition target.

WF: How will you tackle growth?

VM: We focus on two primary things: (1) growing our community and (2) getting films and TV shows made. Those are the two ends of our pipeline. A successful fundraise will be game changing on both ends in that it puts us in a position to invest in projects getting made, and the more projects that get made, the more creators will want to join us. It becomes a flywheel - the more projects get made, the more success we have, the more creators come into our platform, the more marketplace revenue, the more projects get made...so on and so forth..

WF: How does Voyage Media make money? How will investors make money?

VM: Voyage arbitrages the relationship between the producer and the creator in the marketplace, number one. So, our searching and filtering to find great talent and great projects is a revenue stream for us. Our revenue per user is seven times the user-acquisition cost. Our training program, and our coaching and education products are a revenue stream. Then finally, Voyage makes money when projects get made - in 3 phases (1) in the form of options and intellectual property sale, (2) producer and/or executive producer fees and (3) if the project is profitable, we make a percentage of that profit.

Anyone who invests in Voyage Media is investing in a company - they can make money when the company either pays a dividend or goes through an acquisition process.

WF: Tell us about the team. What sets you apart from others?

VM: We spent hours, upon hours, upon hours doing an exhaustive search for our team. We were looking for people who are passionate and aligned with what we do, that come from the heart and have a high degree of integrity, and have a passion, expertise, and skill in the worlds of storytelling and film and television production. That's the corporate team. Our producers are selected for integrity and heart, ability to work well with others, and mentor. They have a real, qualified track record of success. So, I think it's our deep experience, and our breadth of diversity, and the successful track record so far that sets us apart.

Ultimately, it's our commitment, passion, and heart to be solving this problem for the emerging writer, and to create a revolutionary, heart-centered way within which film and television content gets originated, and comes to market. I personally have been an entrepreneur my entire life. I've been an artist my entire life, and I've been an adventurer my entire life. It's the synthesis of those three things that have brought me where I am today.

Previously, I was a professional mountain guide, and ran a successful international expedition company. Followed by running a marketplace of ghostwriters. Followed by running a successful advertising agency that served both the restaurant industry, and the entertainment industry. And now, by bringing Voyage where it is today. I've been committed to doing things differently with a thirst for adventure and coming from the heart, my entire life.

WF: Why use equity crowdfunding? How will the funds be used?

VM: By offering creators the opportunity to invest in Voyage Media, we're bringing them into the fold and aligning our future with theirs. With a successful raise, we'll be increasing investments in community growth, investing further in technology to improve efficiency, and also investing in production of quality projects.

Last year we sent an email to a thousand people, asking if they were accredited investors, and if they were interested in investing in production - from that single email we identified $800,000 of funds, $200,000 of which is already in production. That was a big light bulb for us, which we realized we have the money we need in our own community to realize our shared vision.

Originally we had this notion, when we started, of sharing our success with our family of creators - where they're investing in their projects on the marketplace, but also benefitting when another creator's projects succeeds even if there's doesn't . That wasn't doable four years ago, but now with equity crowdfunding, it is. So, that's what we're super excited about.

Ask a Question

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ASK QUESTION

Tyler Mannino Jan 21
Will you be raising funds again? I was hoping to be able to invest. Thanks.

Nat Mundel CEO FOUNDER Jan 21
Hello Tyler and thank you for your interest. We may in fact raise additional funds in a few months. And if you are an accredited investor, you may of course contact us privately.

Sumit Rathore Jan 3
What is the status with a return on the investment made? What are my exit options at this point?

Also, is there any newletter to signup for regular updates?

Nat Mundel CEO FOUNDER Apr 3
Hi Sumit - updates are available here on Wefunder. The company's financials are available on our site. I believe your exit options are listed in your subscription agreement, but most crowfund investments are long term holds for people.

Jonathan Kipping Nov 30
So I have a book and am an unknown author. How do I make progress getting it in front of producers?

Nat Mundel CEO FOUNDER Jun 29
If you're an investor in Voyage, you can bypass our application and get connected with and pitch one of the producers on our platform found here: *https://voyagemedia.com/get-connected/*

Jonathan Kipping FINANCIAL STAKEHOLDER Nov 30
So, I have a book and am an unknown author. How do I get it up on this platform and in front of producers?

Nat Mundel CEO FOUNDER Nov 30
Hello Jonathan, thanks for your interest in Voyage. Pitches to producers are by application. Please visit our website, choose a producer, and then apply. *https://voyagemedia.com/get-co...*

Tony M Thurston Sep 10
My name is Tony Thurston and I'm interested in closing this investment and moving on. How do I collect my money? My contact information is:
Tony Thurston

1(925) 291-2367

Nat Mundel CEO FOUNDER Sep 25
Hi Tony, selling crowdfund shares is not easy and most investors simply buy and hold and wait for the company to sell or go public. Please refer to wefunder's FAQ and google around for this too.

Sumit Rathore INVESTOR Jun 7 2018

Hi Team,
I am an existing investor in your company. Its been more than 1 years since my investment and I still dont see anything much coming from your end.
Just wanted to know, what are the exit options I have at this point in time. I would like to withdraw my money and may be invest it somewhere.
You can email me at - Sumit784@gmail.com
Looking forward to hear from you.
Thanks,
Sumit Rathore



Nat Mundel CEO FOUNDER Jun 7 2018

Hi Sumit - As per my previous answer to your question below, we've been emailing all investors with frequent updates. So for some reason our emails are not getting through to you even though we have the correct email. I just sent you an email directly from me so please look out for that and lets see if we can figure out why you're not getting the updates.

Tami Gilbert May 31 2018

Hello,

What is the process to get my book to movie producers for TV movie?



Nat Mundel CEO FOUNDER May 31 2018

HI Tami - thanks for reaching out. Start here by selecting a producer and then applying: *https://voyagemedia.com/get-connected/*

Sumit Rathore INVESTOR Apr 5 2018

Hello Team,
Its been a long time and there is no update.
what are you guys upto ?
Where does my investment stand. Please provide an update.



Nat Mundel CEO FOUNDER Apr 7 2018

Sumit - we send monthly updates via our investor newsletter. Do we have your proper email? Please email *customersupport@voyagemedia.com* to make sure

Tawanda Mhondiwa Jan 24 2018

i need to cash in on my manuscript can i have the email address of where to send it



Nat Mundel CEO FOUNDER Jan 24 2018

Hi Tawanda - the best first step is for you to select one of our producers and apply to pitch. Start here: *https://voyagemedia.com/get-connected/*

Stella Leonetti Jan 23 2018

hi Nat, what can you do for my project developed internationally in the last 8 years, (two "technical "Oscar awards editing and set designer attached, as actor Gerard Depardieu in supporting role, film of Italian national interest and soft money attached), that I do not seem able to make fly to conclusion? The story is about Opera arriving in India and a soprano falling in love with a Maharaja in 1874. Please let me know, all about your possible help (and 😁fee!) of your different procedure... Thanks, Stella Leonetti



Nat Mundel CEO FOUNDER Jan 23 2018

Hi Stella - thanks for writing. The best way to establish a connection and work together is by selecting a producer on our platform and then applying to join our program: *https://voyagemedia.com/get-connected/*

And you can also apply on the phone - 310 392 4180

Dr Kiani Dec 8 2017

Nat is an arrogant RACIST con artist! I repeat ; DO NOT WASTE YOUR MONEY ! He promises moon and delivers NOTHING ! He will wite a shitty letter to your prospect clients If you don't buy his shitty products

Sumit Rathore INVESTOR Dec 7 2017

Hi Nat,
How are things going at Voyage?
What is the update on the company, business, and the growth?
Is the process of allocating the Shares started?
When do we expect to see any return on our investments?



Nat Mundel CEO FOUNDER Dec 7 2017

Sumit - I hope all as well - we've emailed you 10 times to distribute shares and perks and haven't heard back from you with the info we need. We've also have been sending you regular updates via our Crane Newsletter. Please email *customersupport@voyagemedia.com* and make sure we have your proper contact info. Thanks!

Sergey Belov Oct 18 2017

Hello. I received email about W4 form or similar where I need to provide my SSN to be able to receive shares however I do not see any updates on Voyager project about it. Is it even official email?



Nat Mundel CEO FOUNDER Oct 18 2017

Hi Sergey - recently Elizabeth and/or Lauren sent out one such email. So I assume you're referring to the one I'm referencing. Feel free to respond with more info if you need.

W Holman Sep 6 2017

Any updates?



Nat Mundel CEO FOUNDER Dec 9 2017

Hi William - if you're not receiving our email correspondence with updates, can you please connect with *customersupport@voyagemedia.com* and ensure we have your proper contact info?

Avrom Honig INVESTOR Aug 15 2017

My address changed how do I update my information in your company database? (I have already done so in wefunder)



Nat Mundel CEO FOUNDER Aug 15 2017

Hi Avrom - email *welcome@voyagemedia.com* and let them know you're request, okay?

Mark Ament Jun 4 2017

Hi Nat,Apparently I have missed your investment deadline. Are you planning a second raise anytime in the near future? Is there a way to keep up with what you're doing in case you do make that raise? Also, I'm an accredited investor (well, I qualify I can't remember whether wefunder has me listed as one). Do you have any separate financings available for accredited investors? Finally, how would someone go about making a pitch who is not otherwise connected to the company?



Nat Mundel CEO FOUNDER Jun 4 2017

Hi Mark - thanks for the inquiry. Can you share contact info and we can discuss? You can view our website at *www.voyagemedia.com* and call our office m-f and track me down.

Christopher Duquette Jun 3 2017

While the idea of getting my book promoted by professionals on the west coast appeals to me (I have been contacted by HBO to consult on David Simon's series "Deuce" based on my experience "working" in Times Square and getting entrance to the best underground discos from 1976 - 2004. Look over the synopsis of my book on Amazon (published by DonnaInk) 'Homo GoGo Man: a fairytale about a boy who grew up in discoland.' I need some moral support that my "investment" in your company would be worthwhile.



Nat Mundel CEO FOUNDER Jun 3 2017

Hey there, Christopher. Our deadline to invest was last night. I'm sorry you missed it. Stay tuned as we may do another raise at some point in the future. Or if you are an accredited investor, please feel free to give us a ring at the office.

Mike Siver INVESTOR Jun 3 2017

I would like to invest $250.00 but cannot do it all at once as my wife and I are on fixed incomes

Lorraine Richard Jun 3 2017

What is the minimum shares that can be purchased?



Nat Mundel CEO FOUNDER Jun 3 2017

Hi Lorraine - the minimum to invest is $250. Theres only a few hours left, FYI.

Mark L. Brock Jun 2 2017

Just want to clarify your response on the LOC, Nat. Am I understanding correctly that you'll be paying off the existing LOC with money from the raise and new LOC (with better terms and hopefully more flexibility)? I like what you're doing, but it's not a rate that anyone should have to pay. I appreciate your response, and it makes sense on the exit strategy (although I know nothing about multiples in your industry). Thanks, Mark



Nat Mundel CEO FOUNDER Jun 2 2017

Yes, you're right. Depending on the the amount from the raise that actually closes, we will either pay the debt in full from the raise (unlikely) or pay it down (from a combo of a new LOC, and the raise (more likely).

MORE QUESTIONS

RISKS

1 The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Nat Mundel

Founder, CEO: Voyage Media
Greater Los Angeles Area
Entertainment
1 person has recommended Nat

- Voyage
- TODpix
- Prescott College
- Company Website

500+ connections

Experience

Founder; CEO
Voyage
2012 – Present • 7 years
Marina del Rey, CA

Voyage is an ecosystem of content creators, mentors, investors, producers, and financing/distribution partnerships that serves to disrupt the traditional and inefficient I.P. and talent development model. We build film, television, OTT, and branded content designed to achieve disproportionate market results.

Co-Founder
TODpix
2012 – 2014 • 2 years
Greater Los Angeles Area

TODpix is a movie-centric interactive platform connecting fans to movies and filmmakers to fans. Entirely customizable, the site facilitates connections through the collaborative creation of content around the movies you love with filmmakers you admire. Utilizing its relationships with studios, exhibitors and independent filmmakers, TODpix also offers on-demand theatrical programming so like-minded people everywhere can bring the content they care about to their communities.

Founder/CEO
Voyage Media
2002 – 2012 • 10 years
Marina del Rey

In its earliest incarnation, Voyage was a marketplace connecting companies with professional writers, artists, and marketing professionals to fulfill on content initiatives for both the entertainment and restaurant sectors.

Founder; Guide
Global Explorations
1995 – 2001 • 6 years
International

High altitude mountaineering; big-wall climbing; ice-climbing; free climbing in Nepal, S. America, Canada, Europe, Africa and USA.

Guide
Alpine Ascents International
1997 – 2000 • 3 years

High altitude mountaineering; big-wall climbing; ice-climbing; free climbing in Nepal, S. America, Canada, Europe, Africa and USA.

Education

Prescott College
BA, Ecologically Sustainable Development
1995 – 1997

University of Vermont
1991 – 1993

Skills & Endorsements

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Languages

Spanish

Recommendations

A preview of what LinkedIn members have to say about Nat:

" Voyage Media is one of the few companies that I have interacted with that has a well defined purpose. Nat has structured the principles of his company not only to drive business, but to work towards a greater goal; to help filmmakers and creative minds realize their vision. Watching Nat execute creative strategies is a truly inspirational experience, an experience that will be extremely valuable for my future and will help greatly in fulfilling my own goals as a communicator. I am very grateful that I am able to come along for his journey.

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Founder, CEO: Voyage Media
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